Exhibit 99(d)(29)

SUBADVISORY AGREEMENT
BETWEEN
UTENDAHL CAPITAL MANAGEMENT, LP
AND PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

AGREEMENT made as of March 24, 2010, by and between Utendahl Capital Management, LP a Delaware limited partnership, with its principal office and place of business at 52 Vanderbilt Ave. Suite 401, New York, NY 10017 (the “Adviser”) and Pacific Investment Management Company LLC (the “Subadviser”).

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated March 24, 2010 (“Advisory Agreement”) with Forum Funds, a Delaware statutory trust, with its principal office and place of business at Two Portland Square, Suite 600, Portland, Maine 04101, (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Adviser acts as investment adviser for the series of the Trust listed on Schedule A hereto (the “Fund”);

WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

WHEREAS, Adviser desires to retain the Subadviser to perform investment advisory services for the Fund and Subadviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Subadviser hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a)           The Adviser hereby employs Subadviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the totality of assets in the Fund and, without limiting the generality of the foregoing, to provide other services as specified herein.  The Subadviser accepts this employment and agrees to render its services for the compensation set forth herein.

(b)           In connection therewith, the Adviser has delivered to the Subadviser copies of (i) the Trust’s Trust Instrument and Bylaws (collectively, as amended from time to time, “Organic Documents”), (ii) the Trust’s Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the 1940 Act (the “Registration Statement”), (iii) the Trust’s

current Prospectuses and Statements of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Prospectus”), (iv) each plan of distribution or similar document adopted by the Trust on behalf of the Fund under Rule 12b-1 under the 1940 Act and each current shareholder service plan or similar document adopted by the Trust on behalf of the Fund; and (v) all policies and procedures adopted by the Trust with respect to the Fund (e.g., repurchase agreement procedures, Rule 17a-7 Procedures and Rule 17e-1 Procedures), and shall promptly furnish the Subadviser with all amendments of or supplements to the foregoing.  The Adviser shall deliver to the Subadviser: (v) a certified copy of the resolution of the Board, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) appointing the Adviser and Subadviser and approving the Trust’s advisory agreement with the Adviser and this Agreement; (w) a certified copy of the resolution of the Fund’s shareholder(s), if applicable, appointing the Adviser and Subadviser; (x) a copy of all proxy statements and related materials relating to the Fund; and (y) a certified copy of the resolution from the Trust and the Adviser identifying the officers of the Adviser and/or the Trust; and (z) any other documents, materials or information that the Subadviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c)           The Subadviser has delivered to the Adviser and the Trust (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”).  The Subadviser shall promptly furnish the Adviser and Trust with all material amendments of or supplements to the foregoing.

SECTION 2.  DUTIES OF THE ADVISER

In order for the Subadviser to perform the services required by this Agreement, the Adviser shall (i) cause all service providers to the Trust to furnish information to the Subadviser and assist the Subadviser as may be required; (ii) ensure that the Subadviser has reasonable access to all records and documents maintained by the Trust, the Adviser or any service provider to the Trust; and (iii) deliver to the Subadviser all materials it provides to the Board in accordance with the Advisory Agreement.

SECTION 3.  DUTIES OF THE SUBADVISER

(a)           The Subadviser will make decisions with respect to all purchases and sales of securities and other investment assets in the Fund to the extent such authority is delegated by the Adviser.  To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund.  In all purchases, sales and other transactions in securities and other investments for the Fund, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by the Fund, subject to such proxy voting policies as approved by the Board.  Further, to the extent such authority is delegated by the Adviser, the Subadviser is granted the power to exercise rights, options, warrants, conversion privileges, and redemption privileges, and to tender securities pursuant to a tender offer.

Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and applicable regulations and interpretations, the Subadviser may allocate brokerage on behalf of the Fund to a broker-dealer who provides research services.  Subject to compliance with Section 28(e), the Adviser may cause Fund to pay to a broker-dealer who provides research services a commission that exceeds the commission the Fund might have paid to a different broker-dealer for the same transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser’s overall responsibilities to the Fund or its other advisory clients.  The Subadviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Subadviser or its affiliates.  Whenever the Subadviser simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Subadviser, the Subadviser will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b)           The Subadviser will render regular reports to the Board concerning the Subadviser’s performance of its duties under this Agreement. At the reasonable request of the Board or the Adviser, the Subadviser agrees that certain specified account management personnel will attend meetings of the Board or its validly constituted committees and will, in addition, make its other officers or employees available to the Trust at other times, upon reasonable notice, to review the investments and investment program of the Fund.  The Subadviser will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the Subadviser may believe appropriate or as the Board reasonably may request.  In making purchases and sales of securities and other investment assets for the Fund, the Subadviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

(c)           The Subadviser will from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser.  No obligation may be incurred on the Trust’s or Adviser’s behalf in any such respect.

(d)           The Subadviser will report to the Board all material matters related to the Subadviser.  On an annual basis, the Subadviser shall report on its compliance with its Code to the Adviser and to the Board and upon the written request of the Adviser or the Trust, the Subadviser shall permit the Adviser and the Trust, or their respective representatives to examine the reports required to be made to the Subadviser under the Code.  The Subadviser will notify the Adviser and the Trust of any material change of control of the Subadviser as the term control is defined in the Investment Advisers Act of 1940 and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Subadviser, in each case prior to or promptly after such change.

(e)           The Subadviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act.  The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Subadviser or the Trust pursuant to applicable law.  To the extent required by law, the books and records pertaining to the Trust, which are in possession of the Subadviser, shall be the property of the Trust.  The Adviser and the Trust, or their respective representatives, shall have access to such books and records at all times during the Subadviser's normal business hours.  Upon the reasonable request of the Adviser or the Trust, copies of any such books and records shall be provided promptly by the Subadviser to the Adviser and the Trust, or their respective representatives.

(f)           The Subadviser will cooperate with the Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

(g)            The Subadviser agrees to monitor the Fund assets and to use commercially reasonable efforts to notify the Adviser or its designee if the Subadviser determines that a significant event has occurred with respect to one or more securities held in the Fund which would materially affect the value of such securities.  As requested by the Adviser or the Board, the Subadviser hereby agrees to provide additional reasonable assistance to the Valuation Committee of the Trust, the Adviser and the Trust’s pricing agents so that the Trust can value Fund assets held in the portfolio.  Such assistance may include assistance with the Trust’s fair value pricing of portfolio securities, as requested by the Adviser.  The Subadviser agrees that it will act, at all times, in accordance with the Subadviser’s Pricing Policy and will provide such certifications or sub-certifications relating to valuation and liquidity in such forms as may be agreed upon from time to time by the Adviser and the Subadviser.  Notwithstanding the foregoing, the Adviser acknowledges and agrees that the Subadviser is not a pricing vendor for the Fund and does not have responsibility for determining the market value of any asset in the Fund.

(h)           The Subadviser’s duties for providing investment management services to the Fund shall be limited to that portion of the Fund’s assets with respect to which Subadviser provides investment advice.

(i)           In compliance with the federal securities laws, the Subadviser is authorized on behalf of the Fund to:  (i) enter into agreements and execute any documents (e.g., any derivatives documentation such as exchange traded and over-the-counter, as applicable) required to meet the obligations of the Fund with respect to any investments made for the Fund which shall include any market and/or industry standard documentation and the standard representations contained therein; and (ii) acknowledge the receipt of brokers’ risk disclosure statements, electronic trading disclosure statements and similar disclosures.  The Subadviser further shall have authority to instruct the Adviser to:  (i) pay cash for securities and other property delivered for the Fund, (ii) deliver or accept delivery of, upon receipt of payment or payment upon receipt of, securities, commodities or other property underlying any futures or options contracts, and other property purchased or sold for the Fund, and (iii) deposit margin or collateral which shall include the transfer of money, securities or other property to the extent necessary to meet the obligations of the Fund with respect to any investments made for the Fund.  The Subadviser shall not have the authority to cause the Adviser to deliver securities and other property, or pay cash to the Subadviser other than payment of the management fee provided for in this Agreement.  Notwithstanding any other provision to the contrary, the Subadviser shall have no obligation to perform the following services or to have employees of the Subadviser perform the following roles, as applicable:  (a) shareholder services or support functions, such as responding to shareholders’ questions about the Fund or its investments or strategies;  (b)  providing employees of the Subadviser to serve as officers of the Fund; or (c)  providing employees of the Subadviser to serve as the Fund’s Chief Compliance Officer and associated staff.

(j)           The Subadviser may delegate trade execution and other support functions (but not portfolio management) to its affiliates including PIMCO Asia Limited, PIMCO Australia Pty Ltd, PIMCO Asia Pte Ltd., PIMCO Global Advisors (Ireland) Limited, PIMCO Luxembourg S.A., PIMCO Japan Ltd., PIMCO Canada Corp and PIMCO Europe Ltd.  Information may be shared between such companies as necessary to accomplish the purposes of this Agreement.  Additionally, the Subadviser will have the ability to delegate back office services to State Street Investment Manager Solutions, LLC.  In all cases, the Subadviser shall remain liable as if such services were provided directly.  No additional fees shall be imposed for such services except as otherwise agreed.

(k)           The Subadviser shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

SECTION 4.  COMPENSATION; EXPENSES

(a)           In consideration of the foregoing, the Adviser shall pay the Subadviser, with respect to the Fund, a fee at an annual rate as listed in Appendix B hereto.  Such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month.  If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  Upon the termination of this Agreement with respect to the Fund, the Adviser shall pay to the Subadviser such compensation as shall be payable prior to the effective date of termination.

(b)           No fee shall be payable hereunder with respect to the Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

SECTION 5.  STANDARD OF CARE

(a)           The Adviser shall expect of the Subadviser, and the Subadviser will give the Adviser the benefit of, the Subadviser's best judgment and efforts in rendering its services hereunder. The Subadviser shall not be liable hereunder to the Adviser or the Trust for any mistake of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken or in any event whatsoever with respect to the Trust, the Fund or any of the Fund’s shareholders in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Subadviser’s duties or obligations under this Agreement or by reason of the Subadviser’s reckless disregard of its duties and obligations under this Agreement.

(b)           The Subadviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Subadviser by a duly authorized officer of the Adviser or the Trust; (ii) the advice of counsel to the Adviser or Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

(c)           The Subadviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Subadviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d)           The parties hereto acknowledge and agree that the Trust is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Subadviser under this Agreement and as to the rights and privileges to which the Adviser is entitled pursuant to this Agreement, and that the Trust is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

(a)           This Agreement shall become effective upon its execution; provided, that with respect to the Fund, this Agreement shall not take effect unless it first has been approved (i) by a vote of the majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval (or as otherwise permitted by applicable laws and regulations), and (ii) by vote of a majority of that Fund’s outstanding voting securities (which typically will be held by the sole initial shareholder of such Fund).

(b)           This Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and in, either case, (ii) by a majority of the Trust’s Trustees who are not interested persons (as defined in the 1940 Act); provided further, however, that if the continuation of this Agreement is not approved as to the Fund, the Subadviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

(c)           This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Adviser on 60 days' written notice to the Subadviser or (ii) by the Subadviser on 60 days' written notice to the Trust.  This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7.  ACTIVITIES OF THE SUBADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's partners, directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other entity.  The Subadviser is prohibited from consulting with any other Subadviser of the Fund, if any, or the Subadviser to any other investment company (or separate series of an investment company) managed by the Adviser concerning the Fund’s transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1 (a) and (b) under the 1940 Act.

SECTION 8.  REPRESENTATIONS OF SUBADVISER.

The Subadviser represents and warrants to the Adviser that:

(a)           It is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act;

(b)           It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c)           It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met by the Subadviser in order to perform its services contemplated by this Agreement; and

(d)           It will promptly notify the Adviser and the Trust of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation.

SECTION 9.  REPRESENTATIONS OF THE ADVISER.

The Adviser represents and warrants to the Subadviser that:

(a)
the Fund is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Adviser will promptly notify the Subadviser if the Fund ceases to be a QIB;

(b)
the Fund is a “qualified eligible person” (“QEP”) as defined in Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”), and the Adviser will promptly notify the Subadviser if the Fund ceases to be a QEP, and hereby consents for the Fund  to be treated as an “exempt account” under CFTC Rule 4.7;

(c)
the Fund’s assets are free from all liens and charges, and the Adviser undertakes that no liens or charges will arise from the acts or omissions of the Adviser which may prevent the Subadviser from giving a first priority lien or charge on the assets solely in connection with the Subadviser’s authority to direct the deposit of margin or collateral to the extent necessary to meet the obligations of the Fund with respect to any investments made for the Fund; and

(d)
the Subadviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Adviser by any one or more of those persons designated as representatives of the Adviser whose names, titles and specimen signatures appear in Appendix C attached hereto.  The Adviser may amend such Appendix C from time to time by written notice to the Subadviser.  The Subadviser shall continue to rely upon these instructions until notified by the Adviser to the contrary

SECTION 10. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be personally liable for any obligations of the Trust or of the Fund under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 11.  INDEMNIFICATION

(a)           In the absence of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, the Subadviser, including its officers, directors, employees and agents, shall not be subject to any liability to the Adviser, the Fund or any stockholder, officer, director or partner of either such party for any act or omission in the course of, or connected with, rendering services hereunder.

(b)           The Subadviser shall indemnify and hold harmless the Adviser, the Fund and any officers, directors, employees and agents of either such party (each such person, an “Adviser Indemnified Person”) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) (“Losses”) incurred in connection with any threatened, pending or current third party action, suit, proceeding or claim by reason of the Subadviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; provided, however, that the Subadviser’s obligation under this Section 11 shall be reduced to the extent that the Losses experienced by the Adviser, are caused by or are otherwise directly related to an Adviser Indemnified Person’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its obligations and duties under this Agreement.

(c)           The Adviser shall indemnify and hold harmless the Subadviser, its affiliates and its and their respective officers, directors, employees and agents (each such person, a “Subadviser Indemnified Person”) from and against any Losses incurred in connection with any threatened, pending or current third party action, suit, proceeding or claim by reason of the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; provided, however, that the Adviser’s obligation under this Section 11 shall be reduced to the extent that the Losses  experienced by the Subadviser, are caused by or are otherwise directly related to a Subadviser Indemnified Person's own willful misfeasance, bad faith or gross negligence in the performance of its duties, or to the reckless disregard of its obligations and duties under this Agreement.

(d)           Without limiting the generality of the foregoing, neither the Adviser nor the Subadviser will be liable for any indirect, special, incidental or consequential damages.

SECTION 12.  MISCELLANEOUS

(a)           No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b)           Neither party to this Agreement shall be liable to the other party for special, punitive or consequential damages under any provision of this Agreement.

(c)           This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d)           This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)           This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)           If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Adviser and Subadviser and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g)           Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)           Notices, requests, instructions and communications received by the parties at their respective principal places of business, as indicated above, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)           No affiliated person, employee, agent, director, partner, officer or manager of the Subadviser shall be liable at law or in equity for the Subadviser’s obligations under this Agreement.

(j)           The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," “control” and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k)           Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(l)           Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties without the prior written consent of the other party hereto not to be unreasonably withheld except as required by law, rule or regulation.  Upon the prior written consent of the Subadviser not to be unreasaonbly withheld, the Subadviser consents to the disclosure to third parties of investment results and other Fund data in connection with providing composite investment results and related information of the Subadviser in accordance with applicable law.  Upon the prior written consent of the Subadviser not to be unreasonably withheld, the Subadviser also consents to the disclosure of necessary Fund data to the Fund’s other service providers so that those providers may perform the services they are contractually obligated to render to the Trust in accordance with applicable law and the provisions of their service provider contracts with the Trust, including applicable confidentiality provisions.

(m)           During the term of this Agreement, the Subadviser may from time to time make available without charge to the Adviser or the Trust a non-exclusive, non-transferrable and non-assignable license to use the name “PIMCO.”  In the event that this Agreement shall be terminated for any reason, and in the event a new or successor Agreement with the Subadviser is not concluded, the Adviser and the Trust understand that they must immediately take all steps necessary to delete the name “PIMCO” from the Fund’s Registration Statement and/or Fund sales literature and cease any and all use of the name “PIMCO.”

(n)           The Subadviser shall not use the name of the Trust or any Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust’s or Fund’s name which merely refers in accurate and factual terms to the Trust or Fund in connection with Subadviser’s role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

(o)           The provisions of Sections 5, 6, 10, 11 and 12 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

UTENDAHL CAPITAL MANAGEMENT, LP

/s/ Gregory Parsons
By: Gregory Parsons
Title: Chief Operating Officer

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

/s/ Brent L. Holden
By: Brent L. Holden
Title: Managing Director

-  -

SUBADVISORY AGREEMENT
BETWEEN
UTENDAHL CAPITAL MANAGEMENT, LP
AND PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

Appendix A

Series of the Trust:

UCM Credit Floating NAV Fund

A-1

SUBADVISORY AGREEMENT
BETWEEN
UTENDAHL CAPITAL MANAGEMENT, LP
AND PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

Appendix B

Fees and Expenses

0.12% of the Fund’s average daily net assets

B-1

SUBADVISORY AGREEMENT
BETWEEN
UTENDAHL CAPITAL MANAGEMENT, LP
AND PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

Appendix C

Designated Representatives of Utendahl Capital Management, LP

Name/Title	Signature
Greg Parsons/COO	/s/ Gregory Parsons
Thomas Mandel/MD	/s/ Thomas Mandel

C-1